EXHIBIT 10.2

杨永强、金为民

Yongqiang Yang, Weimin Jin

与

And

上海乐盼商务信息咨询有限公司

Shanghai Lepan Business Information Consulting Co., Ltd.

之

_____________________________

借款合同

Loan Contract

_____________________________

2018年9月29日

Date：September 29，2018

借款合同

Loan Contract

本借款合同（以下简称“本合同”）由以下各方于2018年9月29 日在上海签订：

This Loan Contract (“this Contract”) has been made and entered into by and between the following parties on September 29, 2018 in Shanghai:

(1)	深圳市前海乐富电子商务有限公司之下列股东（以下合称为 “借款人”）：
(1)	Shareholders in Shenzhen Qianhai Lefu E-Commerce Co., Ltd. (collectively referred to as “the Borrower”):

姓名 Name	持股比例 Share proportion	身份证件号码 ID Card No.	住址 Address
杨永强 Yongqiang Yang	55%	310111197105060835	上海市宝山区水上新村1号101室 Room101,No.1,Shuishangxincun, Baoshan District, Shanghai, China
金为民 Weimin Jin	45%	332603197505292574	浙江省台州市黄岩区东城街道上后村45号 No.45, Shanghou Village, Dongcheng Street, Huangyan District, Taizhou City, Zhejiang Province, China

(2)	上海乐盼商务信息咨询有限公司（以下简称为“贷款人”），系一家在上海设立的有限责任公司(外商投资企业法人独资)，法定地址为上海市浦东新区祝桥镇川南奉公路5825号1幢301室。
(2)	Shanghai Lepan Business Information Consulting Co., Ltd. (the “Lender”) is a limited liability corporation incorporated in Shanghai (wholly foreign-owned enterprise), whose registered address is No. 301, Building 1, No. 5825, Chuannan Feng Road, Zhuqiao Town, Pudong New District, Shanghai.

（借款人和贷款人在本协议中合称为“双方”或“各方”，也可单独称为“一方”。）

(The Borrower and the Lender shall be referred to as “the Parties” collectively or “a Party” or “each Party” individually.)

鉴于：

Whereas:

(1)	借款人合计持有深圳市前海乐富电子商务有限公司之100%的股权；
(1)	The Borrower lawfully holds 100% of the equity of Shenzhen Qianhai Love E-Commerce Co., Ltd

(2)	贷款人系一间依据中国法律设立并有效存续的有限责任公司(外商投资企业法人独资)；
(2)	The Lender is a wholly foreign-owned limited company which is duly incorporated and validly existing in accordance with Chinese laws;

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(3)	借款人将以其所持有的公司的股权质押于贷款人作为担保，向贷款人借款用于本合同规定的用途；贷款人同意向借款人提供该等借款。
(3)	The Borrower shall pledge the equity of the company that he holds as security and borrow money from the Lender for the purposes specified in this Contract; the Lender agrees to provide the Borrower with such Loans.

因此，各方当事人经友好协商，就借款事宜达成协议如下：

Now, therefore, upon mutual discussion and negotiation, the Parties hereby agree as follows with regard to the loans:

第一条 定义

1. Definitions

除非本协议上下文另有规定，下述各词在本协议中具有以下含义：

Unless otherwise provided herein, the terms below shall have the following meanings in this Contract:

1.1	“中国”指中华人民共和国，为本协议之目的，不包含香港特别行政区、澳门特别行政区和台湾地区；

“China”	means the People’s Republic of China, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

1.2	“中国法律”指中国现行有效的法律、法规、规章和规范性文件；

“The laws of China”	means laws, legislation and regulations that are currently valid in China;

1.3	“人民币”或“￥”指中国的法定货币；

“RMB”	means the legal tender in China;

1.4	“借款”指本协议第二条约定的贷款人向借款人提供的借款总额；

“the Loan”	means the total amount of the borrowings provided by the Lender to the Borrower specified in Article 2 of this Contract;

1.5	“公司”指深圳市前海乐富电子商务有限公司，一间根据中国法律设立并有效存续的内资公司，其统一社会信用代码为914403003599916726，住所为深圳市前海深港合作区前湾一路1号A栋201室（入驻深圳市前海商务秘书有限公司）经营场所：深圳市南山区华润城华润置地e座30楼3006；

“the Company”

means Shenzhen Qianhai Love E-Commerce Co., Ltd, a limited company duly incorporated and validly existing in accordance with the laws of China with exclusive domestic capital. It has a Social Credit Code is 914403003599916726，and its address is Room 201, Building A, No.1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (into Shenzhen Qianhai Business Secretary Co., Ltd.) Business Location: 3006, 30th Floor, Block E, China Resources Land, China Resources City, Nanshan District, Shenzhen.

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1.6	“股东”指公司的各个股东；

“Shareholder”	means each shareholder in the Company;

1.7	“股权”指公司的股权；

“Equity”	means equity interest in the Company;

1.8	“股权转让”指借款人将其持有的公司股权按照双方和公司于2018年9月28日签订的《独家购买权协议》（以下简称“独家购买权协议”）的约定授权给贷款人或贷款人指定的第三方独家购买权；

“Equity Transfer”

means the exclusive option of equity granted by the Borrower to the Lender or a third party designated by the Lender in accordance with the Exclusive Call Option Agreement made and entered into by and between the Parties and the Company on September 29, 2018;

1.9	“资产转让”指公司将其持有的全部资产按照其和双方于2018年9月28日签订的《独家购买权协议》（以下简称“独家购买权协议”）的约定授权给贷款人或贷款人指定的第三方独家购买权。

“Asset Transfer”

means the exclusive call option of assets granted by the Company to the Lender or a third party designated by the Lender in accordance with the Exclusive Call Option Agreement made and entered into by and between the Parties and the Company on September 29, 2018.

第二条 借款金额

2. The Loan

2.1	本合同项下的借款总额为￥10,000,000元（人民币大写：壹仟万元整）（以下简称“借款总额”）。股东借款具体金额和在借款总额中的比例如下所示：
2.1	The Loan provided under this Contract is RMB 10 million (the “Principal”) in total. The specific amount of the Loan provided to the Shareholders and the proportion of the Principal are as follows:

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股 东 Shareholders	借款金额（元） Amount of borrowing (RMB：Yuan）	借款比例 Proportion of the Loan
杨永强Yongqiang Yang	5,500,000	55%
金为民Weimin Jin	4,500,000	45%

第三条 借款期限

3. Term of the Loan

3.1	除非当事人另有约定，借款期限自本合同生效之日起五（5）年，经贷款人书面同意可以延长。在借款期限内或在延长的借款期限内，一旦出现如下情况之一，借款人必须立即提前还款：
3.1	The term of the Loan is 5 years from the date of entry into force of this Contract, and may be extended with the written consent of the Lender unless otherwise stipulated by the Parties. During the term or the extended term of the Loan, the obligation of the Borrower to make early repayments is triggered by the occurrence of any of the followings:

(1)	借款人收到贷款人发出的要求还款的书面通知后三十（30）日期满；
(1)	the expiration of 30 days after the receipt of a written notice issued by the Lender to the Borrower;

(2)	借款人死亡、丧失民事行为能力或受限制民事行为能力；
(2)	the death, incapacity or limited capacity for civil conduct of the Borrower;

(3)	无论由于任何原因，借款人不再持有公司任何股权；
(3)	the Borrower no longer holds any equity of the Company for any reason;

(4)	借款人从事犯罪行为或牵涉犯罪活动；
(4)	the Borrower engages in criminal conducts or is involved in criminal activities;

(5)	根据适用的中国法律，贷款人可以在中国控股和/或独资投资借款人公司现行所从事的主要业务，并且中国相关主管部门开始审批此项业务，且贷款人决定行使独家购买权协议拥有的独家购买权。
(5)	that according to the applicable Chinese laws, the Lender is entitled to become a controlling shareholder of and/or wholly own the Company for the main business engaged in, which also begins to be examined and approved by relevant authorities in China, and the Lender decides to exercise the Exclusive call option regulated in the Exclusive Call Option Agreement.

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第四条 借款用途

4. Purpose of the Loan

4.1	借款人必须将本协议项下的借款全部用于其对公司的出资或增资，未经贷款人事前书面同意，借款人不得改变借款用途。
4.1	The Loan under this Contract shall be used for the purpose of funding or capital increase of the Company; the Borrower shall not alter the use of the Loan proceeds without the prior written consent of the Lender.

第五条 借款利息

5. Interest of the Loan

5.1	当借款人根据独家购买权协议向贷款人或贷款人指定的人转让其持有的借款人股权时，如果该股权的转让价等于或低于本合同项下借款的本金，则本合同项下的借款视为无息借款；但如果该股权转让价高于本合同项下借款的本金，则高出本金的部分应视为本合同项下借款的利息，由借款人偿还给贷款人。
5.1	When the Borrower transfers the equity of the Company that he holds to the Lender or a person designated by the Lender in accordance with the Exclusive Call Option Agreement, the Loan under this Contract shall be regarded as interest-free in the case where the Equity Transfer price is equal to or lower than the Principal Amount under this Contract; the amount in excess of the Principal shall be regarded as the interest of the Loan and be repaid by the Borrower to the Lender if the Equity Transfer price is higher than the Principal under this Contract.

第六条 还款方式

6. Method of repayment

6.1	贷款人与借款人在此一致同意并确认借款人的还款方式为：（i）根据独家购买权协议的规定，借款人将其持有公司的全部股权转让给贷款人或贷款人指定的人（法人或自然人）所得的股权转让价款全部用于偿还本合同项下借款的本金及其利息。如果借款人转让全部股权获得的价款不足以偿还全部本金，则贷款人免除未偿还部分债务；（ii）根据独家购买权协议的规定，如果贷款人购买公司全部资产且公司将其所取得的资产转让价款全部交回贷款人指定银行账户后，贷款人应当免除借款人全部债务；
6.1	The Lender and the Borrower hereby agree and confirm that the method for repayment is as follows: (i) the Borrower shall repay Principal and interest under this Contract with all of the proceeds obtained by transferring all the equity interest of the Company that he holds to the Lender or a person designated by the Lender (legal or natural person) in accordance with the Exclusive Call Option Agreement. If the proceeds acquired from the Equity Transfer is not enough to repay the principal in full, the Borrower shall be relieved from repaying the remaining debt; (ii) If the Lender has purchased all of the Company’s assets and the Company has paid the Asset Transfer price in full into a bank account designated by the Lender, the Borrower shall be relieved from any repayment in accordance with the Exclusive Call Option Agreement;

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6.2	在借款人转让全部股权或公司转让全部资产给贷款人或贷款人指定的人（法人或自然人）并把全部股权转让价款或资产转让价款交回贷款人指定银行账户后，借款人在本协议项下的还款责任即告免除；
6.2	The Borrower’s obligation to repay the Loan shall be relieved once the Borrower has transferred all the equity or the Company has transferred all the assets to the Lender or a person (legal or natural person) designated by the Lender, and has deposited the proceeds from the Equity Transfer or Asset Transfer to a bank account designated by the Lender;

6.3	贷款人与借款人在此一致同意并确认，借款人通过转让借款人持有的公司股权所取得的任何收益（在许可的范围内），均应用于借款人根据本合同向贷款人偿还借款，全部以贷款人指定的方式支付给贷款人。
6.3	The Lender and the Borrower hereby agree and confirm that all proceeds from the transfer of the Company’s equity held by the Borrower (within the approved scope) shall be used to repay the Loan to the Lender according to the Contract in the manner specified by the Lender.

第七条 陈述和保证

7. Representations and warranties

7.1	各方向其他方作出下述陈述和保证：
7.1	Each party hereby represents and warrants that:

(1)	有必要的权利、权力和授权签订本协议，并履行相关义务和责任；
(1)	it has necessary rights, power and authority to execute, deliver and perform this Contract and to perform related obligations and duties;

(2)	如对任何一方有司法管辖权的监管机构对本协议内容有任何意见或要求，各方将尽力满足有关要求或遵从有关意见，包括但不限于以书面形式同意修订本协议；
(2)	if a supervisory authority with judicial jurisdiction (including but not limited to The Stock Exchange of Hong Kong Limited and the Securities and Futures Commission) has any opinion or request regarding the content of this Contract, the Parties shall endeavor to fulfil such requests or comply with relevant opinions, including but not limited to written agreements to amend this Contract;

(3)	本协议的签订和履行不会违反各方签订的其他协议的条款，也不与其他协议相冲突。
(3)	The execution and performance of this Agreement shall not be in violation of provisions of other agreements executed by each party, and shall also be consistent with other agreements.

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第八条 借款人的义务

8. The Borrower’s obligations

8.1	借款人应履行以下义务：
8.1	The Borrower shall perform the following obligations:

(1)	未经贷款人事前书面同意，不得共同或单独转让、出售、或其他方式处置其持有的公司股权，也不得设置质押等任何权利负担；
(1)	The Borrower shall not transfer, sell or otherwise dispose of or create any pledge or encumbrance on the Company’s equity that he holds collectively or individually without the Lender’s prior written consent;

(2)	未经贷款人事前书面同意，不得在公司股东会作出出售、转让、抵押或处置任何股权利益，或是允许附加担保权益的股东决议；
(2)	The Borrower shall not adopt any resolutions to sell, transfer, pledge or otherwise dispose of or add security interests in the Shareholders’ meeting without the Lender’s prior written consent;

(3)	未经贷款人事前书面同意，不得以任何方式对借款人的公司章程进行修订，也不得增加或减少注册资本，或者以任何方式改变股权结构；
(3)	The Borrower shall not amend the Company’s articles of association, increase or decrease the registered capital, or change the shareholding structure without the Lender’s prior written consent;

(4)	未经贷款人事前书面同意，保证公司股东会不通过有关公司或其全资、控股子公司解散、清算或者变更公司类型的决议；
(4)	The Borrower guarantees that any resolutions regarding dissolution, liquidation or change in the Company’s type shall not be adopted at the Shareholders’ meeting of the Company or its wholly-owned subsidiaries without the Lender’s prior written consent;

(5)	未经贷款人事前书面同意，保证股东会不通过有关任何利润分配方案，股东不要求或接受公司分配利润；应贷款人要求，股东应立即通过利润分配方案、接受公司分配的利润；
(5)	The Borrower guarantees that any resolutions regarding the profit distribution plan shall not be adopted at the Shareholders’ meeting, and that shareholders shall not require or accept the Company’s distribution of profits without the Lender’s prior written consent; shareholders shall immediately adopt the resolution regarding the profit distribution plan and accept the profits distributed by the Company at the request of the Lender;

(6)	应贷款人要求，向贷款人提供有关公司经营管理和财务的信息；
(6)	The Borrower shall provide relevant operational management and financial information to the Lender at the Lender’s request;

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(7)	未经贷款人事前书面同意，不得承担或继承对其股权和偿还本合同项下借款有任何不利影响的重大债务；
(7)	The Borrower shall not undertake or inherit any major debt that has adverse effect on its equity and capacity to repay the loan under this Contract without the Lender’s prior written consent;

(8)	仅任命贷款人提名的人选担任借款人执行董事，未经贷款人事前书面同意，不得更换贷款人提名的执行董事；
(8)	Only the person nominated by the Lender shall be appointed as the executive director of the Borrower; the executive director nominated shall not be replaced without the Lender’s prior written consent;

(9)	未经贷款人事前书面同意，应确保执行执行董事不通过有关借款人被任何第三方收购、与任何第三方合并、或者向任何第三方投资的决议；
(9)	The Borrower shall ensure that the executive director does not adopt any resolution that results in a third party’s acquisition of or merger with the Borrower, or any resolution that results in the Borrower investing in a third party without the Lender’s prior written consent;

(10)	应将可能对借款人存续、商业运营、财务状况、商誉构成重大负面影响的情形及时通知贷款人，并立即采取所有贷款人接受的措施以消除上述负面情形或进行相关有效的补救措施；
(10)	The Borrower shall notify the Lender of circumstances that may have a materially negative impact on the Borrower’s existence, commercial operation, financial status and business reputation in a timely manner, and promptly take all measures accepted by the Lender to resolve the aforementioned circumstances or provide any relevant effective remedies;

(11)	应将涉及针对公司的资产、经营管理和收入的任何现存或可能发生的诉讼，仲裁或行政纠纷及时通知贷款人，并采取一切积极行为应对该等诉讼，仲裁或行政处罚案件；
(11)	Any current or potential litigation, arbitration or administrative disputes involving the Company’s assets, business management and revenue shall be promptly notified to the Lender, and all positive actions shall be taken to deal with such litigation, arbitration or administrative penalty cases;

(12)	未经贷款人事前书面同意，不得实施任何对公司的资产、经营管理和债权债务有任何不利影响的其他行为；
(12)	No other acts that might have an adverse impact on the Company’s assets, business management and credits and debts shall be implemented without the Lender’s prior written consent;

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(13)	应保证公司执行董事在中国法律授权的范围内通过本协议项下股权转让或资产转让的决议；
(13)	The executive director of the Company shall guarantee that the resolution regarding the Equity or Asset Transfer under this Contract is adopted to the extent authorized by the Chinese laws;

(14)	应严格遵守本协议，并积极履行本协议项下的义务，并不得实施影响本协议的有效性和可执行性的所有行为;
(14)	The Borrower shall strictly abide by this Contract and actively fulfill its obligations under this Contract, and shall not conduct any behaviors that affect the validity and enforceability of this Contract;

(15)	本协议生效后，借款人保证签署不可撤销的《授权书》，将其作为股东的全部权利授权给贷款人代为行使。借款人放弃对公司的所有股东权利，不再自行行使该等权利；
(15)	The Borrower guarantees to sign the irrevocable Letter of The Power of Attorney after the execution of this Contract to authorize all shareholder rights to the Lender. The Borrower waives all shareholder rights of the Company, and shall no longer exercise the rights on its own volition;

8.2	借款人作为公司股东的身份，不可撤销地承诺将尽最大努力促使公司履行以下义务：
8.2	The Borrower irrevocably promises to do his utmost to prompt the Company to fulfill the following obligations as shareholders of the Company:

(1)	未经贷款人事前书面同意，不得以任何方式对其及其全资和控股子公司的公司章程或者重大规章制度进行修订，也不得增加或减少注册资本，或者以任何方式改变股权结构；
(1)	The articles of association or major bylaws of the Company and its wholly-owned subsidiaries may not be amended in any way, the registered capital may not be increased or decreased, and the shareholding structure may not be changed in other manners without the Lender’s prior written consent;

(2)	依照财务和经营管理优化原则，高效并尽责地经营，尽力实现公司资产的保值和增值；
(2)	An efficient and responsible operation of the business efficiently to realize the preservation and appreciation of the Company’s assets in accordance with the principle of financial and business management optimization;

(3)	除基于正常的经营管理需要或者得到贷款人事前同意外，不得自行或协助股东转让、抵押或者处分其合法拥有的资产或收入，也不得自行或协助、允许股东以任何方式对其资产或收入设置任何可能影响贷款人在本协议项下权益的权利负担；
(3)	The Company shall not or assist shareholders to transfer, pledge or dispose of its lawfully possessed assets or income, nor shall it or assist and allow shareholders to create any encumbrance on the assets or income that might have any impact on the Lender’s rights under this Contract, except for normal operational management needs or circumstances where the Lender’s prior written consent are obtained;

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(4)	除由日常运营产生的债务和已经贷款人书面同意的债务外，未经贷款人事前书面同意，公司不得产生，受让，担保和许可任何债务；
(4)	The Company shall not accrue, accept, guarantee and approve any debt without the Lender’s prior written consent, except for debts generated by the day-to-day operation of business and debts that have been approved by the Lender in written form;

(5)	未经贷款人事前书面同意，不得签订任何重大合同，但日常业务中签订的除外；
(5)	No material contracts shall be executed without the Lender’s prior written consent except those executed in the course of ordinary business;

(6)	应贷款人要求，向其提供有关经营管理和财务信息；
(6)	The Company shall provide relevant operational management and financial information to the Lender at the Lender’s request;

(7)	未经贷款人事前书面同意，不得收购任何第三方或与任何第三方合并，也不得向任何第三方投资；
(7)	The Company shall not acquire, merge with or invest in any third party without the Lender’s prior written consent;

(8)	应将涉及公司的资产、经营管理和收入的任何已知或可能发生的诉讼，仲裁或行政处罚及时通知贷款人，并采取一切积极行为应对该等诉讼，仲裁或行政处罚案件；
(8)	The Lender shall be promptly notified of any known or potential litigation, arbitration or administrative penalty involving the Company’s assets, business management and revenue, and all positive actions shall be taken to deal with such litigation, arbitration or administrative penalty cases;

(9)	未经贷款人事前书面同意，不得以任何方式向股东发放分红；应贷款人要求，及时向股东发放可分配红利；
(9)	Dividends shall not be distributed to shareholders in any way without the Lender’s prior written consent; dividends shall be distributed to shareholders in a timely manner at the Lender’s request;

(10)	未经贷款人事前书面同意，不得实施任何可能对公司的资产、经营管理和债权债务有任何不利影响的其他行为；
(10)	No other acts that might have any adverse impact on the Company’s assets, business management and credits and debts shall be conducted without the Lender’s prior written consent;

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(11)	严格遵守本协议，并积极履行本协议项下的义务，并不得实施影响本协议的有效性和可执行性的所有行为；
(11)	The Company shall strictly abide by this Contract and actively fulfill its obligations under this Contract, and shall not conduct all behaviors that affect the validity and enforceability of this Contract;

(12)	签署所有必要的或相关的文件，采取所有必要的或相关的措施，提出所有的，必要的，或相关的索赔，或对他方提出必要的，或相关的抗辩，及时和恰当的保障所拥有的资产。
(12)	The Company shall execute all necessary or relevant documents, take all necessary or relevant measures, file all necessary or relevant complaints, raise all necessary or relevant defenses, and protect all its assets timely and appropriately.

第九条 借款担保

9. Security

9.1	为了保证本协议项下借款的偿还，借款人同意以其在公司中的全部股权质押于贷款人作为担保，双方同意就此另行签订《股权质押协议》。
9.1	In order to guarantee the repayment of the Loan, the Borrower agrees to pledge all the equity of the Company that he holds as security, and the Parties thereon agree to sign the Equity Interest Pledge Agreement.

第十条 税费

10. Taxes

10.1	与本协议订立和履行有关的税收和费用由双方按照中国法律的规定各自承担。
10.1	The taxes and fees related to the execution and fulfillment of this Contract shall be paid by each Party respectively in accordance with the Chinese laws.

第十一条 协议转让

11. Assignment

11.1	未经贷款人事前书面同意，借款人不得将本协议项下的权利和义务全部或部分转让予任何第三方；
11.1	The Borrower shall not transfer a part or all of the rights and obligations under this Contract to any third party in part or in whole without the Lender’s prior written consent;

11.2	双方同意贷款人有权单方决定并提前六（6）日向借款人发出书面通知将本协议项下的权利和义务全部或部分转让予任何第三方。
11.2	The Parties agree that the Lender is entitled to decide to transfer a part or all of the rights and obligations under this Contract to any third party unilaterally after a written notice is issued 6 days in advance.

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第十二条 违约责任

12. Breach of Contract

12.1	任何一方违反本协议的陈述、保证或承诺、未能履行或不完全履行本协议项下的义务、虚假陈述、隐瞒重大事实等行为均构成违约；
12.1	Any breach of the representations, warranties or undertakings of this Contract, failure to perform or fully perform the obligations under this Contract, misrepresentations, or concealment of material facts, etc. constitutes a breach of contract;

12.2	借款人未按本合同规定期限履行还款义务的，应每日支付应付而未付金额千分之一的逾期利息，直至借款人偿还全部借款本金、逾期利息及其他款项之日为止；
12.2	Should the Borrower fail to repay the Loan as scheduled, a daily rate of 0.1% on the outstanding amount as liquidated damages shall be imposed until the Borrower has repaid the Principal, overdue interest and other fees in full;

12.3	如借款人和/或公司出现违约行为，经贷款人书面提示后三十（30）个工作日内仍未改正的，则贷款人有权行使《股权质押协议》项下的质权。
12.3	If the Borrower and/or the Company have/has breached the Contract and have/has not remedied the breach within 30 working days upon the issuance of the Lender’s written notice, the Lender is entitled to exercise the pledge under the Equity Interest Pledge Agreement.

第十三条 协议的生效、变更和解除

13. Validation, modification and termination

13.1	本协议自各方签字盖章之日起生效;
13.1	This Contract shall become effective on the date of signature and seal of each party;

13.2	本协议的变更，必须经各方共同协商，并签署书面协议后方能生效；
13.2	Modification of this Contract shall be agreed upon and signed by each party in written form before coming into effect;

13.3	本协议经各方一致同意并签署书面协议方可解除。借款人和股东无权单方解除本协议，但贷款人有权提前三十（30）日向借款人和股东发出书面通知而解除本协议；
13.3	This Contract may be terminated by a written agreement. The Borrower and shareholders have no right to unilaterally terminate this Contract, but the Lender is entitled to terminate this Contract by giving a written notice to the Borrower and shareholders 30 days in advance;

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13.4	如贷款人在本协议到期前书面通知借款人和股东，则本协议可在到期后按照本协议约定的条款予以延期，延长期限由贷款人决定，借款人和股东应当无条件接受。
13.4	The term of this Contract may be extended after its expiration in accordance with the provisions of this Contract if the Lender issues a written notice to the Borrower and shareholders prior to the expiration of this Contract. The extended term shall be decided by the Lender and unconditionally accepted by the Borrower and shareholders.

第十四条 保密

14. Confidentiality

14.1	借款人须对本协议的协商、签署过程、本协议的条款以及在履行本协议的过程中所知悉的贷款人的任何信息、文件、数据等全部资料(统称为“保密信息”)予以严格保密。未经贷款人的书面同意，借款人不得将保密信息披露给任何第三方，但以下情形除外：
14.1	The Borrower shall maintain confidentiality of the negotiation, execution and terms of this Contract, and any information, documents, data, etc. obtained in the course of performing this Contract (collectively referred to as “confidential information”). The Borrower shall not disclose such confidential information to any third party without the Lender’s written consent, except for the information that:

(1)	已为公众所知悉的信息 (不包括借款人披露的材料)；
(1)	is in the public domain (other than materials disclosed by the Borrower);

(2)	法律、法规和证券交易规则要求披露的信息，在此情况下，借款人应在披露前把相关要求及时书面通知贷款人；以及
(2)	is under the obligation to be disclosed pursuant to the applicable laws or regulations or any stock exchange rules. The Borrower shall promptly notify the Lender of the relevant requirements in writing; and

(3)	借款人向其雇员、法律或财务顾问披露的与本协议有关的信息，该等雇员、法律或财务顾问须同样履行本条规定的保密义务；借款人的雇员或法律、财务顾问对保密信息的披露视为借款人对保密信息的披露，并由借款人承担相关的责任；
(3)	The Borrower’s employees, legal counsels or financial advisors shall be bound by the confidential obligations set forth in this Section. Disclosure of any confidential information by the Borrower’s employees, legal counsels and financial advisors shall be deemed as disclosure of such confidential information by the Borrower and the Borrower shall be held liable;

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14.2	为免存疑，贷款人有权向第三方披露保密信息，且对借款人并不负有任何保密责任；
14.2	For the avoidance of doubt, the Lender has the right to disclose confidential information to third parties, and is not bound by any confidentiality obligation to the Borrower;

14.3	如果本协议的修改或终止或被认定无效或无法执行，本条款的有效性和可执行性应不受任何影响或削弱。
14.3	This Section shall survive changes to, termination, voidance and unenforceability of this Contract.

第十五条 不可抗力

15. Force Majeure

15.1	不可抗力事件指不能预见、不能避免并不能克服的客观情况，包括但不限于地震、洪水、火灾等自然灾害、政府行为、罢工、骚乱等社会异常事件；
15.1	Force Majeure events shall mean unforeseeable, inevitable, and unpreventable circumstances, including but not limited to natural disasters such as earthquakes, floods or fires, government actions, strikes, riots, and other social anomalies;

15.2	如果发生不可抗力事件，遭受不可抗力的一方应以最便捷的方式毫无延误地通知对方，并在不可抗力事件发生后的十五（15）日内向对方提供该事件的详细书面报告及不可抗力事件发生地区公证机关出具的证明文件，并应当采取所有合理措施消除不可抗力的影响及减少不可抗力对对方造成的损失。遭受不可抗力的一方不承担违约责任。在不可抗力事件消失之后，双方均应继续履行本协议项下的义务。
15.2	In case of a Force Majeure event, the Party affected shall notify the other Party without any delay, and shall provide details of such event and documentation issued by a notary within 15 days after the occurrence of the event. The Party affected shall adopt all reasonable measures to eliminate the influence of and minimize the loss caused by the Force Majure event to the other Party. The Party affected by a Force Majeure event is not liable for breach of contract. The parties shall continue to perform their obligations under this Contract after the Force Majeure event ceases to exist.

第十六条 法律适用及争议解决

16. Governing law and resolution of disputes

16.1	本协议的生效、解释、履行、执行及争议解决等事项，均适用中国法律；
16.1	The effectiveness, construction, execution, performance of this Contract and the resolution of disputes shall be governed by Chinese laws;

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16.2	凡由本协议引起的或与本协议有关的任何争议应按以下方式解决：
16.2	Disputes arising from or in connection to this Contract shall be resolved by the following ways:

(1)	本协议项下发生的及与本协议有关的任何争议应由双方协商解决，如争议产生后三十（30）日内双方无法达成一致意见的，在不违反法定管辖原则的前提下，该争议应提交至中国国际贸易仲裁委员并根据届时有效的仲裁规则进行仲裁。仲裁裁决应以书面形式作出，对于双方是终局的、并具有法律约束力；
(1)	In the event of any dispute arising from or in connection with this Contract shall first be resolved through friendly negotiations. Should the Parties fail to reach an agreement within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules at that time, without prejudice to the principle of legal jurisdiction. The arbitration award shall be final, in written form and binding on all Parties;

(2)	双方同意仲裁庭或仲裁员有权依照本协议项下条款和适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济（为公司进行业务或为强制转让资产所需）、合同义务的实际履行、针对甲方之股权或土地资产的救济措施和针对甲方的清算令；
(2)	The Parties agree that the arbitration tribunal or the arbitrator shall have the right to grant remedies in accordance with the terms of this Contract and applicable Chinese laws, including permanent and temporary injunctive relief (to carry out business activities or for a mandatory transfer of assets), specific performance of contractual obligations, remedies concerning the equity or land assets of Party A, and liquidation orders against Party A;

(3)	在适用的中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，双方均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，双方达成共识在不违反适用法律的前提下，香港法院、百慕大法院、中国法院和借款人主要资产所在地的法院均应被视为具有管辖权；
(3)	To the extent permitted by Chinese laws, both Parties have the right to seek preliminary injunctive relief or other interlocutory remedies from a court with competent jurisdiction to facilitate the arbitration when awaiting the formulation of the arbitration tribunal or otherwise under appropriate conditions. The Parties agree that the courts of Hong Kong, Bermuda, China and the court where the principal assets of Borrower are located shall all be deemed to have competent jurisdiction, under the circumstances that applicable laws are not violated;

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16.3	本协议任何条款赋予双方的任何权利、权力和补救并不能排除该方依据法律规定及本协议项下其它条款所享有的其它任何权利、权力或补救，且一方对其权利、权力和补救的行使并不排除该方对其享有的其它权利、权力和补救的行使；
16.3	Any rights, powers and remedies given to the Parties under any provision of this Contract shall not preclude a Party from exercising any other rights, powers or remedies that it is entitled to in accordance with applicable laws and other provisions of this Contract. Moreover, a Party’s exercise of its rights, powers and remedies shall not preclude it from exercising other rights, powers and remedies that it is entitled to;

16.4	一方不行使或延迟行使其根据本协议或法律享有的任何权利、权力和补救(以下称“该方权利”)将不会导致对该等权利的放弃，并且，任何单个或部分该方权利的放弃亦不排除该方对该等权利以其他方式的行使以及其他该方权利的行使；
16.4	A Party’s failure to exercise or delay in exercising any right, power and remedy (“the Party’s Rights”) that it is entitled to under this Contract or applicable laws shall not result in a waiver of such rights, and any single or partial waiver of such rights shall not preclude a Party from exercising such Rights or other rights in other ways;

16.5	在争议产生及解决期间，除争议事项外，各方应继续享有本协议项下的其他权利并继续履行本协议项下的义务。
16.5	During the period of dispute and its resolution, except for the matters in dispute, the Parties shall continue to exercise other rights under this Contract and to perform their obligations under this Contract.

第十七条 其他

17. Miscellaneous

17.1	本协议是各方就本协议所涉内容的完整文件，构成本协议各方的一致意思表示，取代在本协议签署以前任何对本协议项下拟进行的交易所做的意图、表示及理解等口头或书面协议；
17.1	This Contract is a comprehensive document that constitutes the Parties’ mutual agreement, and it supersedes any prior oral and written agreements such as intentions, representations and understandings regarding transactions contemplated under this Contract;

17.2	通知
17.2	Notice

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本协议项下的通知、同意、要求或其他通讯应以交快递公司、专人递送或电子邮件方式按以下所示地址和号码发出，除非对方书面通知其变更后的地址和号码。如果交快递公司递送或交专人递送，在送至有关的上述地址时视为已送达；如果经电子邮件发送，则在进入上述电子邮件系统时视为已送达：

All notices, consents, requests or other communications under this Contract shall be delivered personally or by a commercial courier service or by email to the addresses listed below. Notices given by personal delivery or by courier service shall be deemed as effective upon the delivery to the address specified; Notice sent by email shall be deemed as effective upon logging into the specified email system:

借款人指定的联系人：

地址：

邮编：

电话：

电子邮箱：

Representative of the Borrower:

Address:

Zip code:

Phone:

Email address:

贷款人联系人：

地址：

邮编：

电话：

电子邮箱：

Representative of the Lender:

Address:

Zip code:

Phone:

Email address:

17.3	本协议正本一式贰份，双方当事人各执壹份, 并具有同等法律效力。中文版本与英文版本不一致时，以中文版本为准。
17.3	This Contract is in two copies, each Party having one copy with equal legal validity. The Chinese version shall prevail in case of any discrepancies between the Chinese the English version.

（以下无正文）

(The remainder is intentionally left blank)

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(各方于协议开端所述日期正式签署并交付本协议)

(The Parties have signed and executed this Agreement as of the date first above written)

借款人: 深圳市前海乐富电子商务有限公司股东杨永强、金为民（签章）：

Borrower: Shareholders Yongqiang Yang and Weimin Jin in Shenzhen Qianhai Lefu E-Commerce Co., Ltd. (Signature)

/s/ Yong Qiang Yang

杨永强/ Yongqiang Yang

/s/ Wei Min Jin

金为民/ Weimin Jin

贷款人：上海乐盼商务信息咨询有限公司（盖章）

Lender: Shanghai Lepan Business Information Consulting Co., Ltd. (Seal)

法定代表人(或授权代表)：/s/ Yong Qiang Yang

Legal representative (or authorized representative):

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